Exhibit 4


THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE EXERCISED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER SUCH ACT OR LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.


No.  1                                                      WARRANT TO PURCHASE
    ---                                                     300,000 SHARES
                                                            OF COMMON STOCK


                                     WARRANT
                      TO PURCHASE SHARES OF COMMON STOCK OF
                         SEQUENT COMPUTER SYSTEMS, INC.


     For value received, SEQUENT COMPUTER SYSTEMS, INC., an Oregon corporation (the "Company"), grants to CHEN SYSTEMS CORPORATION, the right, subject to the terms of this Warrant to purchase until the Expiration Date, as defined below, at $21.50 per share (the "Basic Exercise Price"), 300,000 shares of fully paid and nonassessable shares of Common Stock of the Company.

     Section 1. Definitions.

     As used in this Warrant, unless the context otherwise requires:

          1.1 "Basic Exercise Price" means the price at which each Warrant Share may be purchased upon exercise of this Warrant as stated in the first sentence of this Warrant.

          1.2 "Common Stock" means shares of the class designated as Common Stock of the Company at the date of issue of this Warrant.

          1.3 "Exercise Date" means the date when this Warrant is exercised, in whole or in part, in the manner indicated in Sections 2.1.

          1.4 "Exercise Price" means the Basic Exercise Price; provided, however, that if an adjustment is required under Section 7 of this Warrant, then the "Exercise Price" means, after each such adjustment, the price at which each Warrant Share may be purchased upon exercise of this Warrant immediately after the last such adjustment.

          1.5 "Expiration Date" means the earlier of (i) August 7, 2001, or (ii) the date on which this Warrant becomes null and void pursuant to Section 10.2.

          1.6 "Holder" means the Initial Holder or, upon transfer of this Warrant by the Initial Holder (or a subsequent Holder) in accordance with the limitations set forth in Section 8 of this Warrant, a permitted transferee.

          1.7 "Securities Act" means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any act, rules or regulations which replace the Securities Act or any such rules and regulations.

          1.8 "Warrant" means this Warrant and each previously executed and canceled Warrant, if any, for which this Warrant has been exchanged.

          1.9 "Warrant Shares" means any shares of Common Stock issued or subject to issuance upon exercise of this Warrant or upon exchange of a Warrant Share for Warrant Shares of different denominations (and any shares received in respect of such shares as a result of a corporate stock split, stock dividend or other similar corporate recapitalization).

     Section 2. Duration and Exercise of Warrant.

          2.1 Method of Exercise. This Warrant may be exercised by the Holder, in whole at any time or in part from time to time, by (i) surrendering to the Company payment in full by wire transfer or certified check of the Exercise Price for the Warrant Shares, and (ii) executing and delivering to the Secretary of the Company the attached Exercise Form. Upon compliance with this Section 2.1, the Holder shall be deemed to be the holder of record of the Warrant Shares. In the event of an exercise of this Warrant for less than all of the shares available for purchase, the Company shall cancel the Warrant and execute and deliver a new warrant of like tenor and date for the balance of the shares purchasable.

          2.2 Certificates. As soon as practicable after the exercise, certificates for the Warrant Shares shall be delivered to the Holder.

          2.3 Securities Act Compliance. Unless the Warrant Shares shall have been registered under the Securities Act, as a condition of its delivery of certificates for the Warrant Shares, the Company may require the Holder to deliver to the Company, in writing, representations regarding the Holder's sophistication, investment intent, acquisition for Holder's own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering. The Company may place conspicuously upon each certificate representing the Warrant Shares a legend substantially in the following form, the terms of which are hereby agreed to by the Holder (including any transferee):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT OR LAWS OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE ISSUER STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

          2.4 Taxes. The Company shall not be required to pay any taxes that may be payable in respect of the issuance of the Warrant Shares.

     Section 3. Validity and Reservation of Warrant Shares.

     The Company covenants that all shares of Common Stock issued upon exercise of this Warrant will be validly issued, fully paid and nonassessable. The Company agrees that, as long as this Warrant may be exercised, the Company will have authorized and reserved for issuance upon exercise of this Warrant a sufficient number of Warrant Shares to provide for exercise in full of this Warrant.

     Section 4. Fractional Shares.

     No fractional Warrant Shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Warrant Share otherwise issuable upon any such exercise, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Exercise Price as then in effect.

     Section 5. Limited Rights of Warrant Holder.

     The Holder shall not, solely by virtue of being the Holder of this Warrant, have any of the rights of a holder of Common Stock of the Company, either at law or equity, until such Warrant shall have been exercised and the Holder shall be deemed to be the holder of record of Warrant Shares as provided in this Warrant, at which time the person or persons in whose name or names the certificate or certificates for Warrant Shares being purchased are to be issued shall be deemed the holder or holders of record of such shares for all purposes.

     Section 6. Loss of Warrant.

     Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification and, if reasonably requested by the Company, a bond satisfactory to the Company, or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a replacement Warrant.

     Section 7. Adjustments of Exercise Price.

          7.1 Stock Splits, Etc. In case the Company effects a subdivision, split, combination, reclassification or other recapitalization of Common Stock into a greater or lesser number of shares of Common Stock, the Exercise Price in effect immediately after such subdivision, split, combination, reclassification or other recapitalization shall be proportionately decreased or increased, as the case may be.

          7.2 Number of Warrant Shares Adjusted. After any adjustment of the Exercise Price pursuant to Section 7.1, the number of Warrant Shares issuable at the new Exercise Price shall be adjusted to the number obtained by (i) multiplying the number of Warrant Shares issuable upon exercise of the Warrant immediately before such adjustment by the Exercise Price in effect immediately before such adjustment and (ii) dividing the product so obtained by the new Exercise Price.

          7.3 Notice of Adjustment. Whenever events occur requiring the Exercise Price to be adjusted, the Company shall promptly mail to the Holder a certificate signed by its president or chief financial officer showing the adjusted Exercise Price, setting forth in reasonable detail the acts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment.

     Section 8. Transfer Restriction.

     This Warrant may not be assigned, transferred, hypothecated or otherwise disposed of except that the Warrant may be transferred (i) to a 100% owned subsidiary corporation of the Holder, or (ii) to one or more persons that the Company reasonably determines is not engaged in a business that, directly or indirectly, competes with the Company and provided that the Company receives an opinion of counsel, furnished at Holder's expense and reasonably acceptable to the Company, to the effect that the Warrant may be transferred without registration under the Securities Act and applicable state securities laws.

     Section 9. Registration Statement.

     If the Holder requests that the Company file a registration statement on Form S-3 with respect to the issuance of the Warrant Shares or the public resale of Warrant Shares, and the Company is a registrant entitled to use Form S-3 to register the Warrant Shares, the Company shall, within 45 days of the receipt of such a request, file such a registration statement with the Securities and Exchange Commission and use its best efforts to cause such Warrant Shares to be registered on such form. A request can be made by the Holder under this Section 9 only if during the preceding 20 trading days the average closing price of the Common Stock was in excess of $21.50 per share. The Company shall be obligated to file only one registration statement pursuant to this Section 9. The Company shall be obligated to keep such registration statement effective until the earlier of (a) twelve months after the effective date of the registration statement, (b) the date all the Warrant Shares have been sold or (c) the Expiration Date. The Company shall not be required to file a registration statement or to keep a registration statement effective if the Warrant Shares could be publicly sold without registration under the Securities Act.

     Section 10. Miscellaneous.

          10.1 Notice. Notice or demand pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given, made or served, if in writing and delivered personally or by telecopier (except for legal process) or if sent by certified or registered mail, or overnight delivery service, postage prepaid, addressed, until another address is designated in writing by the Company, as follows:

                  Sequent Computer Systems, Inc.
                  15450 SW Koll Parkway
                  Beaverton, OR 97006
                  Attention: David Cunningham, General Counsel

Any notice or demand authorized pursuant to this Warrant to be given or made by the Company to or on the Holder shall be given to the Holder by certified or registered mail, or overnight delivery service, postage prepaid, addressed to its last known address as it shall appear on the books of the Company, until another address is designated in writing.

          10.2 Merger or Consolidation-Change in Control. In case of any merger, consolidation or reorganization of the Company with or into one or more other corporations, which results in the holders of the Company's voting securities immediately prior to such event owning less than a majority interest of the voting securities of the surviving corporation immediately following such event, or in the case of any other transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed, or in case of any sale, lease, transfer or conveyance to another corporation of all or substantially all of the assets of the Company or proposed liquidation of the Company, then in any such event, the Holder shall be given notice of such proposed action at approximately the same time and in substantially the same manner as the holders of the Company's Common Stock. In the event that at the time of such notice the average trading price of the Common Stock for the prior 10 trading days is less than $21.50 per share, the Exercise Price shall be immediately reduced to such average trading price. If the proposed action is approved according to applicable law, the Holder shall be so notified in writing by the Company by registered or certified mail, or by overnight delivery service, and thereupon, this Warrant, to the extent not then exercised, shall automatically become null and void on or before 5:00 p.m., Portland, Oregon time, on the tenth business day following the delivery of such approval notice.

          10.3 Applicable Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Oregon.

          10.4 Headings. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

     Dated: August 7, 1996

                                       SEQUENT COMPUTER SYSTEMS, INC.


                                       By: ROBERT S. GREGG
                                           ------------------------------------
                                       Title:  Senior Vice President -- Finance
                                               --------------------------------

                                  EXERCISE FORM

                     (To Be Executed by the Warrant Holder)


To:   SEQUENT COMPUTER SYSTEMS, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached warrant (the "Warrant") for, and to purchase thereunder, __________ shares of Common Stock provided for therein and tenders payment herewith to the order of Sequent Computer Systems, Inc. in the amount of $__________ per share for a total of $ __________.

Name: ___________________________________________

Address: ________________________________________

Deliver to: _____________________________________

Address: ________________________________________

DATED: ___________________________  Signature: ____________________________


                                    CHEN SYSTEMS CORPORATION


                                    By: ___________________________________


                                    Title: ________________________________